SPRINGLEAF HOLDINGS, INC. REPORTS THIRD QUARTER 2014 RESULTS

Evansville, IN, November 14, 2014 - Springleaf Holdings, Inc. (NYSE:LEAF), today reported net income of $427 million, or $3.70 per diluted share for the third quarter of 2014, compared with a net loss of $93 million or $0.93 per diluted share in the third quarter of 2013 (based on the pre-initial public offering share count of 100 million shares).
Net income in the third quarter of 2014 included an approximately $610 million pretax net gain1 from the sale of approximately $6.0 billion of real estate assets2,3.

Core Earnings (a non-GAAP measure) for our Core Consumer Operations for the quarter was $64 million, versus $45 million in the prior year quarter, and Core Earnings per diluted share (a non-GAAP measure) was $0.55 for the third quarter versus $0.45 in the prior year quarter4.

Third Quarter Highlights

•	Branch consumer net finance receivables reached $3.6 billion at September 30, 2014, an increase of $610 million, or 21% from September 30, 2013, and up 6% from June 30, 2014.

•	Consumer net finance receivables per branch were $4.3 million at September 30, 2014, up 21% from September 30, 2013 and 6% from June 30, 2014.

•	Risk-adjusted yield for our Consumer segment in the quarter was 22.34%, up 45 basis points from the third quarter 2013[5].

•
The company closed on the sale of its interests in approximately $6.0 billion of non-core real estate assets and related servicing[2],3, essentially completing the company’s previously disclosed mortgage liquidation plan. The transactions generated a pretax gain of approximately $610 million[1].

“Continued execution of our strategy to drive profitable growth in our Core Consumer business led to another quarter of outstanding results,” said Jay Levine, President and CEO of Springleaf. “Our principal objective in the consumer lending business has been to realize the benefits of scale in our branch operations by continuing to grow receivables per branch, and we reached

1 Gain from sale of real estate assets net of restructuring, transaction expenses and provision adjustments.
2 Reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP). All references to non-GAAP measures in this press release are reconciled at the end of the release.
3 Historical receivables, excluding allowance.
4 Excludes the impact of charges related to accelerated repayment/repurchase of debt, fair value adjustments on debt and earnings attributable to non-controlling interests.
5 The charge off ratio for 3Q13 includes a $1.6 million adjustment for the subsequent buyback of certain personal loans resulting from a sale of our previously charged-off finance receivables in 2Q13.

that objective again this quarter, helping to drive Core Earnings up 42% from last year. The combination of solid performance in our branches and our very strong cash position leaves us well-positioned to continue to grow.”
Core Consumer Operations: (Reported on a historical accounting basis, which is a non-GAAP measure. Refer to the reconciliation of non-GAAP to comparable GAAP measures below.)
Consumer & Insurance
Consumer and Insurance pretax income was $63 million in the quarter versus $45 million in the third quarter of 2013, and up from $60 million in the second quarter of 20146.

Consumer net finance receivables reached $3.6 billion at September 30, 2014, an increase of 21% from September 30, 2013 and 6% from June 30, 2014, driven by the company’s focus on increasing personal loan originations through its branch network and diversifying its product offerings. Consumer net finance receivables per branch continued to grow, reaching $4.3 million at September 30, 2014, up from $4.1 million at June 30, 2014 and $3.6 million at September 30, 2013.
Net interest income of $196 million increased 30% from the prior year quarter, driven by 20% growth in average net receivables and strength in consumer yield of 27.02%. Net interest income increased 9% from the prior quarter. Yield in the current quarter continued to benefit from the change in the state-by-state mix of loan originations. Risk adjusted yield, representing yield less net charge-off rate, was 22.34% in the quarter, up 45 basis points from the third quarter of 2013 and 43 basis points from the second quarter of 2014.
The annualized net charge-off ratio was 4.68% in the quarter, versus 4.03% in the prior year quarter and 5.12% in the prior quarter7.

The annualized gross charge-off ratio was 5.46% in the quarter, up 117 basis points from the prior year quarter and down 34 basis points from the second quarter 2014. Recoveries continued to normalize in the quarter at 78 basis points versus 26 basis points in the third quarter of 2013, following the sale of a pool of previously charged-off accounts in June 20137.

The 60+ delinquency ratio was 2.55% at quarter end, versus 2.32% in the prior year quarter and 2.28% in the prior quarter.

6 Consumer and Insurance segments reflect historical accounting basis (which is a basis of accounting other than U.S. GAAP). Pretax income excludes impact of charges related to accelerated repayment / repurchase of debt.
7 The recovery and charge off ratios for 3Q13 include a $1.6 million adjustment for the subsequent buyback of certain personal loans resulting from a sale of our previously charged-off finance receivables in 2Q13.

Acquisitions and Servicing
The Acquisitions and Servicing segment contributed $39 million to the company’s consolidated pretax income in the quarter8. The entire Acquisitions and Servicing segment generated pretax income of $74 million in the quarter, with net interest income of $113 million and yield of 24.26%9. Actual net finance receivables at quarter-end were $2.1 billion, down from $2.2 billion at June 30, 2014. The principal balance of the portfolio was $2.7 billion at quarter-end versus $2.9 billion at June 30, 2014.

The annualized net charge-off ratio was 5.31% in the quarter, versus 8.58% in the prior year quarter and 7.07% in the prior quarter.
The annualized gross charge-off ratio was 5.83% in the quarter, down 307 basis points from the prior year quarter and down 195 basis points from the second quarter 2014, largely due to the slower pace of portfolio run-off. Recoveries continued to improve in the quarter at 52 basis points versus 32 basis points in the third quarter of 2013.
The delinquency ratio for the Acquisitions and Servicing segment was 5.11% at the end of the quarter, an increase of 7 basis points from the prior quarter end.
Legacy Real Estate and Other Non-Core
Excluding gains from the recent sales10, the Non-Core Portfolio (consisting of legacy real estate loans) and Other Non-Core activities generated a pretax loss of $50 million in the quarter, including a pretax loss of $48 million attributable to the legacy real estate loan portfolio11. Other Non-Core activities resulted in a loss of $2 million in the quarter.

Liquidity and Capital Resources
As of September 30, 2014, the company had $2.8 billion of cash and highly liquid investment securities. The company had total outstanding debt of $7.9 billion at quarter-end, in a variety of debt instruments.

8 Excludes impact of one-time items related to fair value adjustments on debt and earnings attributable to non-controlling interests.
9 Includes impact of charges related to fair value adjustments on debt and earnings attributable to non-controlling interests.
10 Gain from sale of real estate assets net of restructuring, transaction expenses and provision adjustments.
11 Real Estate segment and Other Non-Core reflect historical accounting basis (which is a basis of accounting other than U.S. GAAP).

2014 Guidance
The company has previously established 2014 guidance ranges for certain metrics related to its Core Consumer Operations. The company is updating its previously provided ranges as follows:

	FY 2013(1)	3Q14(2)	2014 Guidance (as of 6/30/14)	2014 Guidance (as of 9/30/14)
Consumer Net Finance Receivables at Period End	$3.14bn	$3.58bn	$3.70bn - $3.85bn	$3.75bn - $3.85bn
Consumer Yield	25.84%	27.02%	26.85% - 27.35%	26.75% - 27.00%
Consumer Risk-Adjusted Yield(3)	22.03%	22.34%	21.85% - 22.35%	21.75% - 22.25%
Acquisitions & Servicing Pretax Income(4)	$109mm	$39mm	$100mm - $120mm	$120mm - $135mm

(1)	Net Finance Receivables represents data as of December 31, 2013. All other metrics represent data for the year ended December 31, 2013.

(2)	Net Finance Receivables represents data as of September 30, 2014. All other metrics represent data for the quarter ended September 30, 2014.

(3)
Risk Adjusted Yield = Yield less Net Charge-off rates. For FY 2013, charge-off rates exclude impact from change in charge-off policy, the sale of charged-off accounts in June 2013, and recovery sale buybacks in 3Q13 and 4Q13.

(4)	Excludes impact of charges related to fair value adjustments on debt and earnings attributable to non-controlling interests.

Use of Non-GAAP Measures
We report the operating results of our Core Consumer Operations, Non-Core Portfolio and Other Non-Core using the same accounting basis that we employed prior to 2010 when we were acquired by Fortress (the “Fortress Acquisition”), which we refer to as “historical accounting basis,” to provide a consistent basis for both management and other interested third parties to better understand our operating results. The historical accounting basis (which is a basis of accounting other than U.S. GAAP) also provides better comparability of the operating results of these segments to our competitors and other companies in the financial services industry. The historical accounting basis is not applicable to Acquisitions and Servicing since this segment resulted from the purchase of the SpringCastle Portfolio on April 1, 2013 and therefore, was not affected by the Fortress Acquisition.
Pretax Core Earnings is a key performance measure used by management in evaluating the performance of our Core Consumer Operations. Pretax Core Earnings represents our income (loss) before provision for (benefit from) income taxes on a historical accounting basis and excludes results of operations from our Non-Core Portfolio (legacy real estate loans) and other non-originating legacy operations, gains (losses) resulting from accelerated long-term debt repayment and repurchases of long-term debt related to Consumer, gains (losses) on fair value adjustments on debt related to Core Consumer Operations (attributable to Springleaf) and results of operations attributable to non-controlling interests. Pretax Core Earnings provides us with a key measure of our Core Consumer Operations’ performance as it assists us in comparing its performance on a consistent basis. Management believes Pretax Core Earnings is useful in assessing the profitability of our core business and uses Pretax Core Earnings in evaluating our operating performance. Pretax Core Earnings is a non-GAAP measure and should be considered in addition to, but not as a substitute for or superior to, operating income, net income, operating cash flow, and other measures of financial performance prepared in accordance with U.S. GAAP.

Conference Call Information
Springleaf management will host a conference call and webcast to discuss our third quarter results and other general matters at 10:00 am Eastern on Friday, November 14, 2014. Both the call and webcast are open to the general public. The general public is invited to listen to the call by dialing 877-330-3668 (U.S. domestic), or 678-304-6859 (international), conference ID 28787400, or via a live audio webcast through the Investor Relations section of the website. For those unable to listen to the live broadcast, a replay will be available on our website or by dialing 800-585-8367 (U.S. domestic), or 404-537-3406, conference ID 28787400, beginning approximately two hours after the event. The replay of the conference call will be available through November 27, 2014. An investor presentation will be available by visiting the Investor Relations page of Springleaf’s website at www.springleaf.com on Friday, November 14, 2014, prior to the start of the conference call.

Forward Looking Statements
This press release contains “forward‐looking statements” within the meaning of the U.S. federal securities laws. Forward‐looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, our 2014 guidance ranges and underlying assumptions and other statements, which are not statements of historical facts. Statements preceded by, followed by or that otherwise include the words “anticipate,” “appears,” “believe,” “foresee,” “intend,” “should,” “expect,” “estimate,” “project,” “plan,” “may,” “could,” “will,” “are likely” and similar expressions are intended to identify forward‐looking statements. These statements involve predictions of our future financial condition, performance, plans and strategies, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Specific factors that may impact performance or other predictions of future actions include, but are not limited to: changes in general economic conditions, including the interest rate environment and the financial markets; levels of unemployment and personal bankruptcies; shifts in residential real estate values; shifts in collateral values, delinquencies, or credit losses; natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods; war, acts of terrorism, riots, civil disruption, pandemics, or other events disrupting business or commerce; our ability to successfully realize the benefits of the SpringCastle Portfolio; the effectiveness of our credit risk scoring models; changes in our ability to attract and retain employees or key executives; changes in the competitive environment in which we operate; changes in federal, state and local laws, regulations, or regulatory policies and practices; potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans; the costs and effects of any litigation or governmental inquiries or investigations; our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements; our ability to generate sufficient cash to service all of our indebtedness; the potential for downgrade of our debt by rating agencies; and other risks described in the “Risk Factors” section of the Company’s Form 2013 10-K filed with the SEC on April 15, 2014. Forward‐looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward‐looking statements. We caution you not to place undue reliance on these forward‐looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward‐looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. You should not rely on forward looking statements as the sole basis upon which to make any investment decision.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(dollars in thousands except earnings (loss) per share)	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013
		Revised		Revised
Interest income:
Finance charges	$435,445	$583,926	$1,513,590	$1,577,561
Finance receivables held for sale originated as held for investment	47,679	—	54,921	—
Total interest income	483,124	583,926	1,568,511	1,577,561

Interest expense	180,142	229,157	576,863	700,868

Net interest income	302,982	354,769	991,648	876,693

Provision for finance receivable losses	102,971	162,264	379,196	339,061

Net interest income after provision for finance receivable losses	200,011	192,505	612,452	537,632

Other revenues:
Insurance	44,010	38,277	125,116	107,144
Investment	11,251	6,532	31,334	27,254
Net loss on repurchases and repayments of debt	—	(33,572)	(6,615)	(33,809)
Net gain (loss) on fair value adjustments on debt	1,352	6,586	(15,033)	7,097
Net gain on sales of real estate loans and related trust assets	641,328	—	731,314	—
Other	(11,975)	1,603	(7,403)	6,986
Total other revenues	685,966	19,426	858,713	114,672

Other expenses:
Operating expenses:
Salaries and benefits	94,702	214,552	278,504	371,842
Other operating expenses	75,117	72,478	192,889	194,457
Insurance losses and loss adjustment expenses	20,141	16,550	57,173	47,650
Total other expenses	189,960	303,580	528,566	613,949

Income (loss) before provision for (benefit from) income taxes	696,017	(91,649)	942,599	38,355

Provision for (benefit from) income taxes	234,322	(30,698)	309,594	(1,998)

Net income (loss)	461,695	(60,951)	633,005	40,353

Net income attributable to non-controlling interests	34,945	31,643	81,542	86,383

Net income (loss) attributable to Springleaf Holdings, Inc.	$426,750	$(92,594)	$551,463	$(46,030)

Share Data:
Weighted average number of shares outstanding:
Basic	114,788,439	100,000,000	114,788,439	100,000,000
Diluted	115,316,314	100,000,000	115,212,398	100,000,000
Earnings (loss) per share:
Basic	$3.72	$(0.93)	$4.80	$(0.46)
Diluted	$3.70	$(0.93)	$4.79	$(0.46)

CONSOLIDATED BALANCE SHEET (UNAUDITED)

(dollars in thousands)	September 30, 2014	December 31, 2013

Assets

Cash and cash equivalents	$1,970,512	$431,409
Investment securities	1,723,381	582,090
Net finance receivables:
Personal loans	3,607,209	3,171,704
SpringCastle Portfolio	2,083,145	2,505,349
Real estate loans	655,299	7,982,349
Retail sales finance	56,900	98,911
Net finance receivables	6,402,553	13,758,313
Allowance for finance receivable losses	(163,636)	(333,325)
Net finance receivables, less allowance for finance receivable losses	6,238,917	13,424,988
Finance receivables held for sale	493,196	—
Restricted cash	312,825	536,005
Other assets	523,987	428,194

Total assets	$11,262,818	$15,402,686

Liabilities and Shareholders’ Equity

Long-term debt	$7,858,037	$12,769,036
Insurance claims and policyholder liabilities	430,052	394,168
Deferred and accrued taxes	153,873	145,520
Other liabilities	310,738	207,334
Total liabilities	8,752,700	13,516,058

Shareholders’ equity:
Common stock	1,148	1,148
Additional paid-in capital	528,177	524,087
Accumulated other comprehensive income	34,289	28,095
Retained earnings	1,538,153	986,690
Springleaf Holdings, Inc. shareholders’ equity	2,101,767	1,540,020
Non-controlling interests	408,351	346,608
Total shareholders’ equity	2,510,118	1,886,628

Total liabilities and shareholders’ equity	$11,262,818	$15,402,686

CORE KEY METRICS

(dollars in thousands)	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	At or for the Nine Months Ended September 30, 2014	At or for the Nine Months Ended September 30, 2013

Consumer

Net finance receivables			$3,578,019	$2,968,211
Number of accounts			894,182	797,406

Average net receivables	$3,480,581	$2,897,354	$3,295,101	$2,705,438

Yield	27.02%	25.92%	27.00%	25.65%

Gross charge-off ratio	5.46%	4.29%	5.60%	5.06%
Recovery ratio	(0.78)%	(0.26)%	(0.67)%	(2.16)%
Charge-off ratio	4.68%	4.03%	4.93%	2.90%

Delinquency ratio			2.55%	2.32%

Origination volume	$924,317	$767,097	$2,594,645	$2,326,961
Number of accounts	193,288	192,225	566,032	563,531

Acquisitions and Servicing

Net finance receivables			$2,083,145	$2,654,238
Number of accounts			291,153	363,912

Average net receivables	$2,141,884	$2,734,454	$2,279,237	$2,808,221

Yield	24.26%	23.64%	24.28%	23.53%

Net charge-off ratio	5.31%	8.58%	7.09%	5.48%

Delinquency ratio			5.11%	7.45%

RECONCILIATION OF PGAAP AND HISTORICAL INCOME (NON-GAAP)

(dollars in thousands)	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013

Income (loss) before provision for (benefit from) income taxes - push-down accounting basis	$696,017	$(91,649)	$942,599	$38,355
Interest income adjustments	(17,067)	(51,635)	(88,294)	(153,674)
Interest expense adjustments	36,359	33,476	99,886	102,977
Provision for finance receivable losses adjustments	(19,930)	8,422	(17,272)	23,062
Repurchases and repayments of long-term debt adjustments	—	14,158	(4,884)	(6,976)
Fair value adjustments on debt	170	12,250	8,521	44,950
Sales of finance receivables held for sale originated as held for investment adjustments	(361,439)	—	(536,420)	—
Amortization of other intangible assets	1,073	1,228	3,294	3,946
Other	13,802	1,276	14,872	4,685
Income (loss) before provision for (benefit from) income taxes - historical accounting basis	$348,985	$(72,474)	$422,302	$57,325

PRETAX CORE EARNINGS (NON-GAAP) RECONCILIATION

(dollars in thousands)	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013

Income (loss) before provision for (benefit from) income taxes - historical accounting basis	$348,985	$(72,474)	$422,302	$57,325
Adjustments:
Pretax operating (income) loss - Non-Core Portfolio Operations	(214,441)	41,048	(87,103)	135,535
Pretax operating loss - Other/non- originating legacy operations	2,491	134,685	12,799	129,817
Net loss from accelerated repayment/repurchase of debt - Consumer	—	2,890	1,429	4,390
Net (gain) loss on fair value adjustments on debt - Core Consumer Operations (attributable to SHI)	(715)	(3,111)	6,961	(3,111)
Pretax operating income attributable to non-controlling interests	(34,945)	(31,643)	(81,542)	(86,383)
Pretax core earnings	$101,375	$71,395	$274,846	$237,573

Springleaf Holdings, Inc.
Contact:
Craig Streem, 812-468-5752
craig.streem@springleaf.com
Source: Springleaf Holdings, Inc.

3Q14 Earnings Presentation

Three months ended September 30, 2014

Springleaf Holdings, Inc. (LEAF)

November 14, 2014

Springleaf
Financial

Non-GAAP Financial Measures

We present core earnings as a "non-GAAP financial measure" in this presentation. This measure is derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Please refer to the Financial Supplement hereto for a quantitative reconciliation from historical pretax income (loss) to pretax core earnings.

We also present our segment financial information on a historical accounting basis (which is a basis of accounting other than U.S. GAAP) in this presentation. This information represents a "non-GAAP measure" which uses the same accounting basis that we employed prior to the Fortress Acquisition. This presentation provides a consistent basis to better understand our operating results. Please refer to the Financial Supplement hereto for quantitative reconciliations from our push-down accounting pretax income (loss) to our historical pretax income (loss) for the second and third quarter 2014 and the third quarter 2013.

Springleaf Financial 3

3Q14 Highlights

($ in thousands)	3Q14	2Q14	3Q13
Consumer & Insurance[1]	$62,615	$60,034	$44,907
Acquisitions & Servicing[2]	38,760	33,957	26,488
Pretax Core Earnings[3]	**$101,375**	**$93,991**	**$71,395**
Income Taxes[4]	(37,509)	(34,777)	(26,416)
Core Earnings[3]	**$63,866**	**$59,214**	**$44,979**
Net Income Attributable to Springleaf	$426,750	$72,389	($92,594)
Per Share Data			
Core Earnings per Share - Diluted	$0.55	$0.52	$0.45
GAAP Earnings per Share - Diluted	$3.70	$0.63	($0.93)

- **3Q14 pretax earnings from Core business of $101 million[3]**
  - Strong asset growth; consumer receivables per branch grew 21% year-over-year
- **Closed on previously announced sale of $6.0 billion of real estate loans[5]**
  - Total pretax net gain of approximately $610 million[6]
- **Strong and stable liquidity position - $2.8 billion of cash and highly liquid investment securities**

(1) Excludes impact of charges related to accelerated repayment/repurchase of debt.
(2) Excludes impact of charges related to fair value adjustments on debt and earnings attributable to non-controlling interests.
(3) Pretax Core Earnings and Core Earnings (Historical) are non-GAAP measures. See page 18 for a reconciliation of Push-Down Accounting Pretax Income (Loss) to Pretax Core Earnings.
(4) Core Earnings income taxes assumes 37% statutory tax rate.
(5) Reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP).
(6) Net of restructuring, transaction expenses and provision adjustments.

Springleaf Financial 4

Branch Receivables Growth and Scalability

- **Branch consumer receivables and origination volume increased 20%+ year-over-year**
  - Origination volume of $924 million, versus $767 million in 3Q13; ~900K customer accounts, up 12% y-o-y
  - Launch of direct auto finance in June 2014 expands LEAF's product offering
  - Continuing to drive scale with 189 branches now over $5 million in receivables versus 90 as of 3Q13

Consumer Receivables Per Branch ($ mm)(1)

Proven History of Scalability

$5.0
$4.5
$4.0
$3.5
$3.0
$2.5
$2.0
12/31/11 – 9/30/14 CAGR: 22.5%
$2.5
$3.1
$3.8
$4.1
$4.3
12/31/11
12/31/12
12/31/13
6/30/14
9/30/14

Direct Auto Loan Originations

($ in millions)	Jun '14	Jul '14	Aug '14	Sept '14	YTD
Auto Volume	*$6.1*	*$19.2*	*$26.1*	*$38.8*	*$90.2*

	Personal Loan(2)		Auto Loan(2)
	Unsecured(3)	*Hard Secured*	
Avg. Loan Size	$3.7K	$5.8K	$13.0K
Avg. APR	31%	28%	18%
Avg. Collateral Age	NA	~9 yrs	~5 yrs
Avg. Term	41 mos.	45 mos.	51 mos.

(1) Consumer segment reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP).
(2) Reflects 3Q14 originations.
(3) Unsecured includes Soft Secured Personal Loans.

Springleaf Financial 5

Consumer Loan Performance

- Yield and net losses stable in the quarter
- Net charge-offs and delinquencies exhibit normal seasonal trends
- Enhanced analytics driving real time risk-adjusted pricing

Consumer Credit Performance Remains Strong(1)

30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
22.9%
24.1%
25.8%
25.9%
27.0%
27.0%
18.9%
20.5%
22.0%
22.1%
21.9%
22.3%
4.0%
3.6%
3.8%
3.8%
5.1%
4.7%

	2011	2012	2013 (2)	3Q13 (3)	2Q14	3Q14
Yield	22.9%	24.1%	25.8%	25.9%	27.0%	27.0%
Charge-offs	(4.0%)	(3.6%)	(3.8%)	(3.8%)	(5.1%)	(4.7%)
Risk-Adjusted Yield (4)	**18.9%**	**20.5%**	**22.0%**	**22.1%**	**21.9%**	**22.3%**
60+ Delinquency	2.98%	2.75%	2.60%	2.32%	2.28%	2.55%

■ Net Charge-off Ratio ■ Risk Adjusted Yield

(1) *Consumer segment reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP).*
(2) *Charge-off rate excludes impact of $14.5 million of additional charge-offs recorded in March 2013 related to our change in charge-off policy, $25.4 million of recoveries on charged-off personal loans resulting from a sale of our previously charged-off finance receivables in June 2013, and $2.7 million of recovery sale buybacks during the last half of 2013.*
(3) *The charge-off ratio for 3Q13 excludes a $1.6 million adjustment for the subsequent buyback of certain personal loans resulting from a sale of our previously charged-off finance receivables in 2Q13.*
(4) *Risk Adjusted Yield = Yield less Net Charge-off Rate.*

Springleaf Financial 6

Acquisitions and Servicing

- Pretax income for 3Q14 of $39 million versus $34 million in the prior quarter[1]
- Charge-offs continue to decline; enhancing slowdown of portfolio run-off
- 2013-A SpringCastle securitization refinanced

Collateral & Funding Structure

	9/30/13	6/30/14	9/30/14
Principal Balance	$3.4bn	$2.9bn	$2.7bn
Wtd. Avg. Coupon	18.3%	18.2%	18.1%
Accounts	364,000	306,000	291,000
Avg. Balance[2]	$9,300	$9,300	$9,300
Avg. Charge-off Rate[3]	10.2%	8.3%	6.2%
Outstanding Debt[4]	$2.2bn	$1.6bn	$2.3bn

SpringCastle Credit Performance

Avg. Charge-off Rate (%)[3]

12.5%
11.3%
10.0%
8.8%
7.5%
6.3%
5.0%
12.1%
10.2%
8.3%
6.2%
At Purchase(5)
3Q13
2Q14
3Q14

(1) *Excludes impact of charges related to fair value adjustments on debt and earnings attributable to non-controlling interests.*
(2) *Average balances based on Principal Balance.*
(3) *Charge-off Rate reflects Gross Charge-off calculated as a percentage of Principal Balance.*
(4) *Pro-forma for SpringCastle refinancing net of the subsequent investment in Class C and D Notes in October 2014.*
(5) *At purchase represents data at time of settlement on April 1, 2013.*

Springleaf Financial 7

3Q14 Summary Financial Results

($ in thousands)	3Q14	2Q14	3Q13
Consumer & Insurance[(1)]	$62,615	$60,034	$44,907
Acquisitions & Servicing[(2)]	38,760	33,957	26,488
Pretax Core Earnings[(3)]	**$101,375**	**$93,991**	**$71,395**
Income Taxes[(4)]	(37,509)	(34,777)	(26,416)
Core Earnings[(3)]	**$63,866**	**$59,214**	**$44,979**
Net Income Attributable to Springleaf	$426,750	$72,389	($92,594)
Per Share Data			
Core Earnings per Share - Diluted	$0.55	$0.52	$0.45
GAAP Earnings per Share - Diluted	$3.70	$0.63	($0.93)

- **Net Income Attributable to Springleaf up from prior quarter and prior year quarter due to:**
  - Strength of Core earnings
  - Sale of approximately $6.0 billion of real estate loans[(5)]; pretax net gain of approximately $610 million[(6)]
- **Growth in consumer net finance receivables per branch continues to increase Core Earnings**
- **Significantly deleveraged the business with the sale of all outstanding real estate retained certificates**

(1) *Excludes impact of charges related to accelerated repayment/repurchase of debt.*
(2) *Excludes impact of charges related to fair value adjustments on debt and earnings attributable to non-controlling interests.*
(3) *Pretax Core Earnings and Core Earnings (Historical) are non-GAAP measures. See page 18 for a reconciliation of Push-Down Accounting Pretax Income (Loss) to Pretax Core Earnings.*
(4) *Core Earnings estimated income taxes assumes 37% statutory tax rate.*
(5) *Reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP).*
(6) *Net of restructuring, transaction expenses and provision adjustments.*

Springleaf Financial 8

2014 Updated Guidance

Core Consumer Operations[1]

	FY 2014E Range	
	Guidance as of 6/30/14	Guidance as of 9/30/14
Consumer Net Finance Receivables	$3.70bn — $3.85bn	$3.75bn — $3.85bn
Consumer Yield	26.85% — 27.35%	26.75% — 27.00%
Consumer Risk Adjusted Yield[2]	21.85% — 22.35%	21.75% — 22.25%
Acquisitions & Servicing Pretax Income	$100mm — $120mm	$120mm — $135mm

(1) Net Finance Receivables represents targeted range at 2014 year end; all other metrics represent targeted ranges for the full year 2014.
(2) Risk Adjusted Yield = Yield less Net Charge-off Rate.

Springleaf Financial 9

Consolidated Balance Sheet (Push Down Accounting)

	(unaudited, in thousands)	9/30/14	12/31/13
1	Cash and Cash Equivalents	$1,970,512	$431,409
2	Investment Securities	1,723,381	582,090
3	Net Finance Receivables:		
4	Personal Loans & Retail Sales Finance	3,664,109	3,270,615
5	SpringCastle Portfolio	2,083,145	2,505,349
6	Real Estate Loans	655,299	7,982,349
7	Total Net Finance Receivables	6,402,553	13,758,313
8	Allowance for Finance Rec. Losses	(163,636)	(333,325)
9	**Net Finance Receivables, Less Allowance**	**6,238,917**	**13,424,988**
10	Finance Receivables Held for Sale	493,196	0
11	Restricted Cash	312,825	536,005
12	Other Assets	523,987	428,194
13	**Total Assets**	**$11,262,818**	**$15,402,686**
14	Long-Term Debt	$7,858,037	$12,769,036
15	Insurance Claims and Policyholder Liabilities	430,052	394,168
16	Deferred and Accrued Taxes	153,873	145,520
17	Other Liabilities	310,738	207,334
18	**Total Liabilities**	**8,752,700**	**13,516,058**
19	Springleaf Holdings, Inc. Shareholders' Equity	2,101,767	1,540,020
20	Non-Controlling Interests	408,351	346,608
21	**Total Shareholders' Equity**	**2,510,118**	**1,886,628**
22	**Total Liabilities and Shareholders' Equity**	**$11,262,818**	**$15,402,686**
23	Net Finance Receivables [1]	$6,463,922	$15,130,140
24	Allowance for Receivable Losses [1]	($219,665)	($1,073,838)
25	Debt [1]	$8,474,095	$13,494,350
26	Quarterly Interest Rate [1]	5.42%	5.19%

(1) Reflects historical accounting basis (a non-GAAP measure).

Springleaf Financial 11

Consolidated Income Statement (Push Down Accounting)

	(unaudited, in thousands, except per share statistics)	3Q14	2Q14	3Q13
1	Finance Charges	$435,445	$530,086	$583,926
2	Finance Receivables Held for Sale Originated as Held for Investment	47,679	2,664	0
3	Total Interest Income	483,124	532,750	583,926
4	Interest Expense	(180,142)	(191,301)	(229,157)
5	Provision for Finance Receivable Losses	(102,971)	(115,347)	(162,264)
6	Net Interest Income after Provision	200,011	226,102	192,505
7	Insurance	44,010	42,687	38,277
8	Investment	11,251	10,622	6,532
9	Net Loss on Repurchases and Repayments of Debt	0	0	(33,572)
10	Net Gain on Fair Value Adjustments on Debt	1,352	482	6,586
11	Net Gain on Sales of Real Estate Loans and Related Trust Assets	641,328	34,800	0
12	Other	(11,975)	2,752	1,603
13	Total Other Revenues	685,966	91,343	19,426
14	Operating Expenses [1]	(169,819)	(151,346)	(287,030)
15	Insurance Losses and Loss Adjustment Expenses	(20,141)	(18,667)	(16,550)
16	Total Other Expenses	(189,960)	(170,013)	(303,580)
17	**Pretax Income (Loss)**	**696,017**	**147,432**	**(91,649)**
18	Less: Non Controlling Interests	(34,945)	(30,289)	(31,643)
19	**Pretax Income (Loss) Attributable to Springleaf**	**661,072**	**117,143**	**(123,292)**
20	Income Taxes	(234,322)	(44,754)	30,698
21	**Net Income (Loss) Attributable to Springleaf**	**$426,750**	**$72,389**	**($92,594)**
22	Average Shares Outstanding - Diluted	115,316	115,176	100,000
23	Earnings per Share - Diluted	$3.70	$0.63	($0.93)
24	Estimated Core Earnings per Share - Diluted [2]	$0.55	$0.52	$0.45

Note: Core Earnings is a non-GAAP measure. Refer to page 18 for reconciliations to U.S. GAAP.

(1) Operating expenses for 3Q14 include one-time costs and restructuring costs related to the real estate transactions.

(2) Core earnings include Consumer, Insurance (which are reported on a historical basis), and Acquisition & Servicing segments. Core earnings per share assumes 37% statutory tax rate.

Springleaf Financial 12

Core Earnings (Non-GAAP)

	(unaudited, in thousands)	3Q14	2Q14	3Q13
1	Interest Income	$367,171	$357,440	$351,519
2	Interest Expense	(58,151)	(59,012)	(60,659)
3	Provision for Finance Receivable Losses	(84,419)	(88,275)	(98,836)
4	Net Interest Income after Provision	224,601	210,153	192,024
5	Insurance	43,997	42,672	38,266
6	Investment	13,723	11,661	8,314
7	Intersegment - Insurance Commissions	(219)	(155)	(11)
8	Portfolio Servicing Fees from SpringCastle	16,006	17,079	9,565
9	Other [1]	4,117	3,148	7,123
10	Total Other Revenues	77,624	74,405	63,257
11	Operating Expenses	(129,448)	(124,338)	(125,829)
12	Portfolio Servicing Fees to Springleaf	(16,006)	(17,079)	(9,565)
13	Insurance Losses and Loss Adjustment Expenses	(20,451)	(18,861)	(16,849)
14	Total Other Expenses	(165,905)	(160,278)	(152,243)
15	**Pretax Core Earnings**	**136,320**	**124,280**	**103,038**
16	Less: Non Controlling Interests	(34,945)	(30,289)	(31,643)
17	**Pretax Core Earnings Attributable to Springleaf**	**101,375**	**93,991**	**71,395**
18	Estimated Income Taxes [2]	(37,509)	(34,777)	(26,416)
19	**Estimated Core Earnings Attributable to Springleaf**	**$63,866**	**$59,214**	**$44,979**

Note: Core Earnings is a non-GAAP measure. Refer to page 18 for reconciliations to U.S. GAAP.

(1) Includes the non-controlling interests of the net gain on fair value adjustments on debt.

(2) Core earnings estimated income taxes assumes 37% statutory tax rate.

Springleaf Financial 13

Core: Consumer & Insurance Segments

	(unaudited, in thousands)	3Q14	2Q14	3Q13
1	Interest Income	$236,190	$220,396	$188,601
2	Interest Expense	(40,466)	(40,905)	(38,241)
3	Provision for Finance Receivable Losses	(56,087)	(47,876)	(38,174)
4	Net Interest Income after Provision	139,637	131,615	112,186
5	Insurance	43,997	42,672	38,266
6	Investment	13,723	11,661	8,314
7	Intersegment - Insurance Commissions	(219)	(155)	(11)
8	Net Loss on Repurchases and Repayments of Debt	0	0	(2,890)
9	Other	3,046	2,581	3,336
10	Total Other Revenues	60,547	56,759	47,015
11	Operating Expenses	(117,118)	(109,479)	(100,335)
12	Insurance Losses and Loss Adjustment Expenses	(20,451)	(18,861)	(16,849)
13	Total Other Expenses	(137,569)	(128,340)	(117,184)
14	**Pretax Operating Income**	**$62,615**	**$60,034**	**$42,017**
15	Net Finance Receivables	$3,578,019	$3,373,151	$2,968,211
16	Average Net Receivables	$3,480,581	$3,266,701	$2,897,354
17	Yield	27.02%	27.03%	25.92%
18	Gross Charge-Off Ratio	5.46%	5.80%	4.29%
19	Recovery Ratio [1]	-0.78%	-0.68%	-0.48%
20	Charge-Off Ratio [1]	4.68%	5.12%	3.81%
21	Delinquency Ratio	2.55%	2.28%	2.32%
22	Origination Volume	$924,317	$948,511	$767,097

Springleaf Financial 14

Core: Acquisitions & Servicing Segment

	(unaudited, in thousands)	3Q14	2Q14	3Q13
1	Interest Income	$130,981	$137,044	$162,918
2	Interest Expense	(17,685)	(18,107)	(22,418)
3	Provision for Finance Receivable Losses	(28,332)	(40,399)	(60,662)
4	Net Interest Income after Provision	84,964	78,538	79,838
5	Portfolio Servicing Fees from SpringCastle	16,006	17,079	9,565
6	Net Gain on Fair Value Adjustments on Debt	1,522	535	6,619
7	Other	264	283	279
8	Total Other Revenues	17,792	17,897	16,463
9	Operating Expenses	(12,330)	(14,859)	(25,494)
10	Portfolio Servicing Fees to Springleaf [1]	(16,006)	(17,079)	(9,565)
11	Total Other Expenses	(28,336)	(31,938)	(35,059)
12	**Pretax Operating Income**	**74,420**	**64,497**	**61,242**
13	Less: Non-Controlling Interests [1]	(34,945)	(30,289)	(31,643)
14	**Pretax Operating Income Attributable to Springleaf**	**$39,475**	**$34,208**	**$29,599**
15	Net Finance Receivables	$2,083,145	$2,202,381	$2,654,238
16	Average Net Receivables	$2,141,884	$2,269,859	$2,734,454
17	Principal Balance [2]	$2,712,580	$2,850,771	$3,393,364
18	Yield	24.26%	24.22%	23.64%

(1) Springleaf incurs 47% of servicing expenses. The remaining 53% is netted through non-controlling interests.
(2) Principal Balance is a non-GAAP measure.

Springleaf Financial 15

Non-Core: Real Estate Segment

	(unaudited, in thousands)	3Q14	2Q14	3Q13
1	Finance Charges	$53,568	$134,087	$170,772
2	Finance Receivables Held for Sale Originated as Held for Investment	41,468	2,552	0
3	Total Interest Income	95,036	136,639	170,772
4	Interest Expense	(83,795)	(95,492)	(131,699)
5	Provision - TDR	(8,489)	(21,087)	(37,711)
6	Provision - Non-TDR	(28,703)	615	(14,934)
7	Net Interest Income (Loss) after Provision	(25,951)	20,675	(13,572)
8	Investment	(954)	0	0
9	Intersegment - Insurance Commissions	220	152	36
10	Net Loss on Repurchases and Repayments of Debt	0	0	(15,818)
11	Net Gain on Fair Value Adjustments on Debt	0	0	12,217
12	Net Gain (Loss) on Sales of Real Estate Loans and Related Trust Assets	279,889	(22,819)	0
13	Other	(2,593)	(78)	(2,047)
14	Total Other Revenues	276,562	(22,745)	(5,612)
15	Operating Expenses [1]	(36,170)	(20,386)	(21,864)
16	Total Other Expenses	(36,170)	(20,386)	(21,864)
17	**Pretax Operating Income (Loss)**	**$214,441**	**($22,456)**	**($41,048)**
18	Net Finance Receivables	$702,456	$7,322,660	$9,617,781
19	Average Net Receivables	$2,908,601	$7,880,857	$9,767,360
20	TDR Finance Receivables	$160,288	$2,972,335	$3,172,955
21	Loss Ratio	2.99%	1.94%	2.10%
22	Delinquency Ratio	7.31%	8.80%	7.74%

(1) Operating expenses for 3Q14 include one-time costs and restructuring costs related to the real estate transactions.

Springleaf Financial 16

Non-Core: Other

	(unaudited, in thousands)	3Q14	2Q14	3Q13
1	Interest Income	$3,850	$4,311	$10,000
2	Interest Expense	(1,837)	(1,830)	(3,323)
3	Provision for Finance Receivable Losses	(1,290)	(4,302)	(2,361)
4	Net Interest Income (Loss) after Provision	723	(1,821)	4,316
5	Insurance	14	16	18
6	Investment	45	(5)	(1)
7	Intersegment - Insurance Commissions	(1)	3	(25)
8	Net Loss on Repurchases and Repayments of Debt	0	0	(706)
9	Other	8	(34)	0
10	Total Other Revenues	66	(20)	(714)
11	Operating Expenses	(3,280)	(5,716)	(138,287)
12	Total Other Expenses	(3,280)	(5,716)	(138,287)
13	**Pretax Operating Loss**	**($2,491)**	**($7,557)**	**($134,685)**
14	Net Finance Receivables	$100,302	$118,379	$198,161

Springleaf Financial 17

Reconciliation – Push-Down Accounting to Historical / Pretax Core Earnings

	(unaudited, in thousands)	3Q14	2Q14	3Q13
1	**Push-Down Accounting Pretax Income (Loss) Attributable to Springleaf [1]**	**$661,072**	**$117,143**	**($123,292)**
2	Finance Charges	(10,856)	(34,248)	(51,635)
3	Finance Receivables Held for Sale Originated as Held for Investment	(6,211)	(112)	0
4	Total Interest Income	(17,067)	(34,360)	(51,635)
5	Interest Expense	36,359	34,967	33,476
6	Provision for Finance Receivable Losses	(19,930)	2,298	8,422
7	Net Interest Income (Loss) after Provision	(638)	2,905	(9,737)
8	Insurance	1	1	7
9	Investment	1,563	1,034	1,781
10	Repurchases and Repayments of Debt	0	0	14,158
11	Fair Value Adjustments on Debt	170	53	12,250
12	Sales of Real Estate Loans and Related Trust Assets	(361,439)	(57,619)	0
13	Other	12,700	0	(35)
14	Total Other Revenues	(347,005)	(56,531)	28,161
15	Operating Expenses	921	906	1,050
16	Insurance Losses and Loss Adjustment Expenses	(310)	(194)	(299)
17	Total Other Expenses	611	712	751
18	**Historical Pretax Income (Loss) Attributable to Springleaf [1]**	**$314,040**	**$64,229**	**($104,117)**
	Adjustments:			
19	Pretax Operating (Income) Loss - Non-Core Portfolio Operations	(214,441)	22,456	41,048
20	Pretax Operating Loss - Other / Non-Originating Legacy Operations	2,491	7,557	134,685
21	Net Loss from Accelerated Repayment / Repurchase of Debt - Consumer	0	0	2,890
22	Net Gain on Fair Value Adjustments on Debt - Core Consumer Operations (attributable to Springleaf)	(715)	(251)	(3,111)
23	Total Adjustments	(212,665)	29,762	175,512
24	**Pretax Core Earnings Attributable to Springleaf [1]**	**$101,375**	**$93,991**	**$71,395**

(1) Pretax earnings attributable to Springleaf Holdings, Inc. (SHI), which excludes non-controlling interests.

Springleaf Financial 18

Liquidity and Funding at 9/30/14

- **Strong and stable liquidity position**
  - $2.8 billion of cash and highly liquid investment securities; $1.2 billion committed undrawn funding capacity
- **Weighted average cost of funds of 5.42% in 3Q14, up 9 bps y-o-y [1,2]**
- **Significantly reduced leverage with the sale of all outstanding retained certificates**
  - Real estate net finance receivables of $1.2 billion, down from $8.1 billion at 3/31/14[1,3]

Long-Term Funding Structure[4]

9/30/13 Debt: $14.1bn | **9/30/14 Debt: $7.9bn**

9%
37%
28%
26%
39%
61%
Unsecured / Hybrid
Consumer Secured
Mortgage Secured
Term Loan

3Q14 Unsecured Debt Maturity ($ mm)

$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$2,361
$798
$48
$750
$335
$375
$650
$300
$300
$350
2014 2015 2016 2017 2018 2019 2020 2021 2023 2067
MTN
Retail Notes
Jr. Sub Debt

(1) Reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP).
(2) Includes SpringCastle debt.
(3) Real estate net finance receivables includes $0.7 billion of receivables held for investment and $0.5 billion of receivables held for sale.
(4) Consumer secured debt includes SpringCastle.

Springleaf Financial 20

2014-A SpringCastle Refinancing

Refinancing Summary

$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$2,621
$1,458
Paid down with 2014-A proceeds
Class A
Class B
Class A
Class B
Class C
Class D
Class E
2013-A
2014-A

- **In October 2014, SpringCastle issued 5 classes of asset-backed notes in a private placement transaction**
  - Proceeds from 2014-A were used to repay in full the SpringCastle 2013-A securitization (UPB of $1.46 billion)
  - Co-issuers retained the Class E notes
- **As part of the SpringCastle refinancing, LEAF purchased and retained a portion of the debt as an investment for excess funds**

Class	Principal Amount	Sold (%)	LEAF Purchase Amount	Coupon	Maturity Date
Class A	$1,601,280,000	100%	$0	2.70%	May 2023
Class B	427,000,000	100%	0	4.61%	Oct 2027
Class C	331,200,000	100%	231,700,000	5.59%	Oct 2033
Class D	199,810,000	100%	130,810,000	6.82%	April 2034
Class E	61,580,000	0%	NA	6.82%	April 2035
Total	**$2,620,870,000**	**98%**	**$362,510,000**		

Springleaf Financial 21